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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K
                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 1996

                     Commission file number:  0-26002

            Prudential Securities Aggressive Growth Fund L.P.
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         (Exact name of Registrant as specified in its charter)

Delaware                                               13-3702808
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(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

One New York Plaza, 13th Floor New York, New York                  10292
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (212) 778-7866


                                      N/A
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           Former name, former address and former fiscal year, if changed since last report.

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Item 4 - Change in Registrant's Certifying Accountant

(a)  Previous independent accountants

     (i) On May 14, 1996, the General Partner of the Registrant dismissed Deloitte & Touche LLP as the independent accountants of the Registrant.

     (ii) The reports of Deloitte & Touche LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) In connection with its audits for the two most recent fiscal years and during the subsequent interim period, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of the accountants, would have caused them to make a reference to the matter in their report.

     (iv) The Registrant has requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.
           A copy of such letter dated May 15, 1996 is filed as Exhibit 16.1 to this Form 8-K.

(b)  New independent accountants

           The General Partner of the Registrant engaged Price Waterhouse
           LLP as the new independent accountants of the Registrant as of May 14, 1996. During the two most recent fiscal years and through May 14, 1996, the Registrant has not consulted with Price Waterhouse LLP on items which 1) were or should have been subject to Statement of Auditing Standards No. 50 or 2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

Item 7 - Financial Statements and Exhibits

(c)   Exhibits

      16.1 Letter dated May 15, 1996 from Deloitte & Touche LLP to the Securities and Exchange Commission with regard to Item 4 of this report.

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                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prudential Securities Aggressive Growth Fund L.P.

By:  Prudential Securities Futures Management Inc.
      A Delaware corporation, General Partner

By: /s/ Steven Carlino                         Date: May 16, 1996
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Steven Carlino
Vice President
Chief Accounting Officer for the Registrant